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                                                                    EXHIBIT 4.16

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is entered into effective this 29th day of September, 2003 by and among Health Care REIT, Inc., a Delaware corporation ("HCN" or the "Company"), Southern Assisted Living, Inc., a North Carolina corporation ("SALI"), and the holders of debt or equity securities of SALI identified on the signature page hereof (the "Investor Group" and, together with SALI, the "Stockholders").

         WHEREAS, the Company has, as of the date hereof, purchased certain assets of certain subsidiaries of SALI under an Asset Purchase Agreement dated as of September 29, 2003 (the "Acquisition Agreement") and, in connection therewith, has issued 1,060,000 shares of its 6% Series E Cumulative Convertible and Redeemable Preferred Stock (the "Series E Preferred Stock") to SALI, a portion of which Series E Preferred Stock has been transferred by SALI to the Investor Group;

         WHEREAS, the Series E Preferred Stock is convertible into common stock of the Company, par value $1.00 per share (the "Common Stock");

         WHEREAS, the Series E Preferred Stock was issued to SALI in a private offering, was transferred to the Investor Group in a private resale supported by an Investment Intent Agreement signed by the Investment Group (the "Investment Intent Agreement"), and accordingly has not been registered under the Securities Act of 1933, as amended (the "Securities Act");

         WHEREAS, the Common Stock, when issued on conversion of the Series E Preferred Stock, will be issued as part of the same private offering pursuant to exemptions from registration under the Securities Act and, accordingly, will not be registered under the Securities Act at the time of issuance thereof ; and

         WHEREAS, the Company has agreed to provide SALI and the Stockholders with the right to obtain registration under the Securities Act of the shares of Common Stock issuable upon conversion of shares of Series E Preferred Stock so that such Common Stock may be resold by them in public resale transactions;

         NOW, THEREFORE, in consideration of the premises, the performance by SALI under the Acquisition Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       CERTAIN DEFINITIONS

         In addition to the definitions set forth above, the following capitalized terms shall have the following meanings for purposes of this
Agreement:

         Effective Date: The date the Shelf Registration is declared effective by the SEC.

         Holder: SALI, each Stockholder and any transferee as permitted under
Section 7 hereof, holding Registrable Securities or securities convertible into Registrable Securities.



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         Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time.

         Indemnified Holder:  See Section 6 (a).

         NASD:  National Association of Securities Dealers, Inc.

         Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities, including post-effective amendments and all documents incorporated by reference in such prospectus.

         Registrable Securities: (i) Common Stock issued or issuable upon conversion of the Series E Preferred Stock, held by SALI, any Stockholder or any transferee as permitted by Section 7 hereof; and (ii) Common Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities; provided that Common Stock shall cease to be Registrable Securities when the holder thereof may resell such Common Stock and any other Registrable Securities held by such holder to the public pursuant to Rule 144 of the SEC (or any similar provisions then in force) without volume restriction within a single 90-day period or when the certificate therefor ceases to contain the restricted stock legend specified in the Investment Intent Agreement or equivalent thereof and is freely tradable.

         Registration Expenses:  See Section 5.

         Registration Statement: Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including (i) the Prospectus, (ii) any amendments and supplements to such Registration Statement, including post-effective amendments, and (iii) all exhibits and all documents incorporated by reference in such Registration Statement.

         SEC:  The Securities and Exchange Commission.

         Shelf Registration:  See Section 3.

2.       SECURITIES SUBJECT TO THIS AGREEMENT

         The benefits of this Agreement are limited to Registrable Securities as held by SALI, any of the Stockholders and any transferees as permitted by
Section 7 hereof.

3.       SHELF REGISTRATION: TIMING OF FILING, EFFECTIVENESS AND PERIOD OF
USABILITY

         Subject to the provisions of Section 4 hereof, the Company shall, as soon as practicable, but in any event within forty-five (45) days after the date of closing under the Acquisition Agreement (the "Closing Date"), file and shall thereafter use its commercially reasonable best efforts to cause to be declared effective, as soon as reasonably practicable following the filing


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thereof, a Registration Statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration") covering all the Registrable Securities, which form shall be available for the sale of the Registrable Securities by the Holders for cash in market transactions or in accordance with such other intended method or methods of distribution thereof as identified by them to the Company in writing prior to the time of filing of the Registration Statement.

         The Company agrees to use its commercially reasonable best efforts to keep the Registration Statement continuously effective and usable for resale of Registrable Securities until 730 days (the "Effectiveness Period") from the Closing Date or such shorter period that will terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, may be sold pursuant to Rule 144 by the Holders thereof without volume restriction within a single 90-day period, or are freely tradeable.

         Notwithstanding the foregoing, the Company shall have the right (i) to defer for a period of up to 90 days the filing of or the request for acceleration of effectiveness of the Registration Statement or, after effectiveness, to suspend effectiveness of the Registration Statement for a period of up to 90 days if, in the good faith judgment of the Board of Directors of the Company or upon the advice of counsel to the Company, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness would be in the best interests of the Company at such time due to a pending material transaction or other material development that has not been publicly disclosed and the disclosure of which would not be in the best interests of the Company at such time (a "Material Transaction"), (ii) in the event that audited financial information for an entity that the Company has acquired or is proposing to acquire in whole or in part must be included in the Registration Statement but is not available, to defer the request for acceleration of effectiveness or, after effectiveness, to suspend effectiveness of the Registration Statement for a period of up to ten (10) days after the necessary audited financial information is available to the Company, (iii) to suspend sales under the Registration Statement in the event that the Company undertakes a public offering of Common Stock in an amount greater than $10 million for a period commencing five (5) days prior to the closing of the sale in the public offering until thirty (30) days after the closing of the sale to the public in the offering, unless the Company or, in the case of an underwritten offering, the lead underwriter for the offering, consents to a waiver of such suspension or to an earlier resumption of sales under the Registration Statement, or (iv) as required by law or rules and regulations of the SEC. Notwithstanding any provision herein to the contrary, the aggregate number of days during any given twelve month period in which the filing or the request for acceleration of effectiveness of the Registration Statement may be deferred, or the effectiveness of the Registration Statement, once effective, may be suspended at the request of the Company under sub-item (i) above shall not exceed ninety (90) days, and the Effectiveness Period shall be extended by the total number of days during which the filing or the request for acceleration of effectiveness of the Registration Statement has been deferred or the effectiveness of the Registration Statement has been suspended or sales under the Registration Statement have been suspended under sub-items (i) through (iii) above (such Effectiveness Period, including any such extensions, shall hereinafter be referred to as the "Effectiveness Period"). The Company will give each of the Holders prompt written notice of any decision to defer or suspend effectiveness of the Registration Statement and will use its best efforts to ensure that the filing, request for acceleration or use of the Registration Statement may be completed or resumed, as the case may be, as soon as, in the good faith judgment of the Board of Directors of the Company, is practicable.

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         In connection with the registration of Registrable Securities as provided in this Agreement, the Company shall be entitled to include in the Registration Statement any other securities of the Company (whether to be offered by the Company or other security holders of the Company and regardless of the proposed terms of transfer or sale of such other securities), provided that the inclusion of such securities shall not limit or reduce the number of Registrable Securities of the Holders included in such registration.

4.       REGISTRATION PROCEDURES

         In connection with the Company's obligation to file and maintain effectiveness of the Registration Statement as provided in Section 3 hereof, but subject to the terms, conditions and limitations thereof, the Company will, as soon as practicable, but in any event within forty-five (45) days after the Closing Date:

         (a) prepare and file with the SEC the Registration Statement and such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for a shelf registration or otherwise necessary to achieve effectiveness of the Registration Statement and to keep the Registration Statement effective for the applicable period under the requirements of Section 3 hereof and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement(s) to the Prospectus;

         (b) notify the Holders promptly, and confirm such advice in writing,

                  (1) when the Registration Statement or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                  (2) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

                  (3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (c) make every commercially reasonable effort to avoid the issuance of, or if issued, obtain the withdrawal of any stop order or order suspending the use or effectiveness of the Registration Statement at the earliest possible date;

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         (d) furnish, without charge, to the Holders at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all exhibits (but excluding documents and exhibits incorporated therein by reference) ;

         (e) deliver to the Holders without charge as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request for use by each Holder in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (f) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restricted stock legends;

         (g) use its commercially reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in such jurisdiction as the sellers may specify in response to inquiries to be made by the Company, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

         (h) if any event shall occur as a result of which it is necessary, in the opinion of the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in accordance with Rule 158 thereunder or otherwise) no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the Effective Date, which statements shall cover said 12-month period;

         (j) if at any time an event of the kind described in Section 4 (h) shall occur, promptly notify the Holders that the use of the Prospectus must be discontinued;

         (k) cause the Common Stock issued to the Holders to be listed on the New York Stock Exchange.

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         Each selling holder of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such holder provided herein, to (i) furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing, and (ii) give the Company at least TWO (2) FULL BUSINESS DAYS PRIOR WRITTEN NOTICE OF ANY SALE of the Registrable Securities pursuant to the Registration Statement, WHICH NOTICE SHALL COMPLY WITH ALL REQUIREMENTS UNDER SECTION 9(B) HEREOF.

         Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company described in paragraph 4(j), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(h) hereof, or until it is advised in writing by the Company (which notice the Company shall give as promptly as possible), that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.       REGISTRATION EXPENSES

         (a) All expenses incident to the Company's performance of or compliance with this Agreement (the "Registration Expenses"), including without limitation:

                  (1) all registration, filing and listing fees;

                  (2) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the holders of a majority in principal amount of the Registrable Securities being sold may reasonably designate) ;

                  (3) printing, messenger, telephone and delivery expenses;

                  (4) fees and disbursements of counsel for the Company;

                  (5) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit necessary to satisfy the requirements of the Securities Act and any "cold comfort" letters required by or incident to such performance) ;

                  (6) securities acts liability insurance if the Company so desires;

                  (7) fees and expenses of other Persons retained by the Company; and

                  (8) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement.

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will be borne by the Company, regardless of whether the Registration Statement becomes effective.

         The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on the New York Stock Exchange, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

6.       INDEMNIFICATION AND CONTRIBUTION

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, employees and agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon (i) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any registration or qualification effected hereunder, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities, and (ii) the Prospectus would have corrected such untrue statement or omission; and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security from such holder. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

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         If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Indemnified Holders shall have the right, collectively, to employ their own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Holders unless (i) the Company has agreed to pay such fees and expenses or (ii) the Company shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Holders in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the Indemnified Holders and the Company, and the Indemnified Holders shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Holders that are different from or additional to those available to the Company (in which case, if the Indemnified Holders notify the Company in writing that they elect to employ their own counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Holders, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for the Indemnified Holders, which firm shall be designated in writing by the Indemnified Holders representing at least a majority of the aggregate principal amount of the Registrable Securities). Any such fees and expenses payable by the Company shall be paid to the Indemnified Holders entitled thereto as incurred by the Indemnified Holders. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees, subject to the terms and conditions hereof, to indemnify and hold harmless the Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

                  (b) Indemnification bv the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its respective directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (i) to the same extent as the foregoing indemnity from the Company to such Holder in connection with any Registration Statement pursuant to which any Holder sold or offered for resale any Registrable Securities, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus, and made in such Registration Statement or Prospectus or any amendment or supplement thereto in conformity with such writing, and (ii) from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any violation or alleged violation by such Holder of any federal, state or common law rule or regulation applicable to the sale of the Registrable Securities under the Registration Statement; provided that the liability of all such Holders hereunder in aggregate (unless a Holder's liability hereunder is based upon such Holder's willful misconduct) shall not exceed the net proceeds received by all Holders in aggregate from the sale of Registrable Securities under such Registration Statement. In case any action or proceeding


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shall be brought against the Company or its respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company, and the Company or its respective directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. Each such Holder will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Company. The Company and each Holder shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

         (c) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6 (a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the issuance of the Series E Preferred Stock pursuant to the Acquisition Agreement that were converted to Common Stock and sold pursuant to the Registration Statement on the one hand and each Holder of Registrable Securities from the offering of the Registrable Securities by such holder, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Holder on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as the other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the particular Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (c). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending against any action or claim that is the subject of this subsection (c). Notwithstanding the provision of this subsection (c), the Holders in aggregate shall not be required to contribute any amount in excess of the net proceeds received by all Holders in aggregate from the sale of the Registrable Securities under the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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

7. TRANSFER OF RIGHTS. The rights contained herein may be assigned or otherwise conveyed to transferees or assignees of Registrable Securities or of Series E Preferred Stock that is then convertible into Registrable Securities, who shall be considered a "Holder" for purposes hereof, provided that (i) such transfer is a "Permitted Transfer" as defined herein, and (ii) such transfer takes place at least forty-eight (48) hours prior to the initial filing of the Registration Statement by the Company pursuant to the terms and conditions hereof unless the proposed transferee agrees in writing to reimburse the Company for all fees and expenses of preparing and filing any post-effective amendment to the Registration Statement that is necessary to include information on the transferee as a potential seller of the Registrable Securities. Any Holder that desires to assign or otherwise convey rights hereunder shall provide the Company with at least forty-eight (48) hours prior written notice of the proposed assignment.

         For purposes of this Agreement, a "Permitted Transfer" shall mean: (i) a transaction not involving a change in beneficial ownership; (ii) transactions involving distributions or transfers by a stockholder that is a partnership, limited liability company or corporation to (A) any of its partners, members or stockholders (as the case may be), (B) any of its retired partners, members or stockholders, (C) any of its affiliates, or (D) the estate of any of its partners, members or stockholders; (iii) transfers by any stockholder who is an individual to a trust for the benefit of such stockholder or his family; (iv) transfers by gift, will or intestate succession to the spouse, lineal descendants, whether by blood or by adoption, spouses of such descendants, ancestors, siblings, or direct lineal descendants, whether by blood or by adoption, of such siblings, of any stockholder or spouse of a stockholder or a trust or family limited partnership for the sole benefit of such persons; or (v) transfers to an "accredited investor", as defined in Rule 501 of the SEC under the Securities Act.

8.       SEC RULE 144

         The Company shall make and keep current public information available, within the meaning of SEC Rule 144, and file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, SEC Rule 144.

9.       MISCELLANEOUS.

         (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the holders of a majority of the Registrable Securities being sold.

         (b) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by e-mail, telecopy, a nationally recognized overnight express courier service, or first-class registered or certified mail, all expenses prepaid, and shall be deemed given (i) when receipt is acknowledged if given by e-mail or telecopy, (ii) the next business day if sent by nationally recognized overnight express courier, or (iii) five (5) business days later if sent by first class registered or certified mail, and shall be addressed or directed as follows:

                  (1) if to a Holder, in accordance with the information set forth on the signature page hereof as updated from time to time by the Holder in accordance with the provisions of this
                  Section 9(b), or as otherwise provided to the company in writing by a transferee of a Holder; and

                  (2) if to the Company, initially as set forth below and thereafter as updated from time to time in accordance with the provisions of this Section 9(b):

                                   To: Raymond W. Braun
                                       President and Chief Financial Officer
                                       Health Care REIT, Inc.
                                       One SeaGate, Suite 1500
                                       P. O. Box 1475
                                       Toledo, Ohio 43603-1475

                                       Fax:  (419) 247-2826
                                       E-mail:  rbraun@hcreit.com


                    With A Copy To:    Erin C. Ibele
                                       Vice President and Corporate Secretary
                                       Health Care REIT, Inc.
                                       One SeaGate, Suite 1500
                                       P. O. Box 1475
                                       Toledo, Ohio  43603-1475

                                       Fax:  (419) 247-2826
                                       E-mail:  eibele@hcreit.com

                                       and

                                       Mary Ellen Pisanelli, Esq.
                                       Shumaker, Loop & Kendrick, LLP
                                       1000 Jackson
                                       Toledo, Ohio  43624-1573

                                       Fax:  (419) 241-6894
                                       E-mail:  mpisanelli@slk-law.com

         (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each existing and future Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Securities, other than by operation of law pursuant to a merger or consolidation to which the Company is a party.

         (d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (e) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (f) Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

HEALTH CARE REIT, INC.

By: /s/ Erin C. Ibele
   --------------------------------

Print Name: Erin C. Ibele

Title: Vice President and Corporate Secretary




SOUTHERN ASSISTED LIVING, INC,

By: /s/ Christopher W. Hollister
   --------------------------------

Print Name: Christopher W. Hollister

Title: President



INVESTOR GROUP:


KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III
       By:  Kitty Hawk Partners Limited Partnership, III, General Partner

       By: /s/ Walter H. Wilkinson, Jr.
           -------------------------------------------------
               Walter H. Wilkinson, Jr. General Partner


KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV
       By:  Kitty Hawk Partners Limited Liability Company, IV, General Partner

       By: /s/ Walter H. Wilkinson, Jr.
          --------------------------------------------------
               Walter H. Wilkinson, Jr. Managing Member

THE NORTH CAROLINA ENTERPRISE FUND, LIMITED PARTNERSHIP
         By:  The North Carolina Enterprise Corporation, General Partner

         By: /s/ Charles T. Closson
             -------------------------------------------------
                 Charles T. Closson, President and CEO


PRIMUS CAPITAL FUND III LIMITED PARTNERSHIP
         By:  Primus Venture Partners III Limited Partnership, General Partner
         By:  Primus Venture Partners, Inc., General Partner

         By: /s/ Steven Rothman
             ----------------------------------------
         Name: Steven Rothman
         Title: Secretary and Treasurer


PRIMUS CAPITAL FUND IV LIMITED PARTNERSHIP
         By:  Primus Venture Partners IV Limited Partnership, General Partner

         By:  Primus Venture Partners IV, Inc., General Partner

         By: /s/ Steven Rothman
             ----------------------------------------
         Name: Steven Rothman
         Title: Secretary and Treasurer


PRIMUS EXECUTIVE FUND LIMITED PARTNERSHIP
         By:  Primus Venture Partners IV Limited Partnership, General Partner
         By:  Primus Venture Partners IV, Inc., General Partner

         By: /s/ Steven Rothman
             ----------------------------------------
         Name: Steven Rothman
         Title: Secretary and Treasurer


PNC VENTURE CORPORATION

By: /s/ Gary J. Zentner
    ----------------------------------------------------------
        Gary J. Zentner, President

CHARTWELL CAPITAL INVESTORS II, L.P.

By: Chartwell Capital Management Company II, Investment Manager for Chartwell Capital Investors II, L.P.

        By: /s/ Ryan Burke
            -----------------------------------------
        Name: Ryan Burke
        Title: VP & CFO

Record
       ----------------------------------------------
Address:
        ---------------------------------------------

Fax:
    -------------------------------------------------

E-mail:
       ----------------------------------------------



LOVETT MILLER VENTURE FUND II, LIMITED PARTNERSHIP
         By:  Lovett Miller Venture Partners II, L.L.C., Its General Partner

         By: /s/ W. Radford Lovett, II
             -------------------------------------------------
         Name: W. Radford Lovett, II
         Title: Managing Director


RAYMOND JAMES CAPITAL PARTNERS, L.P.
         By:  RJC PARTNERS, L.P., Its General Partner

         By:  RJC PARTNERS, INC., Its General Partner

                  By: /s/ David E. Thomas, Jr.
                      ----------------------------------------
                  Name: David E. Thomas, Jr.
                  Title: President



/s/ Pier C. Borra
-----------------------------------------------------
Pier C. Borra